EXHIBIT 10.3

Department of

Job and Family Services

Ohio

Ted Strickland, Governor

Douglas E. Lumpkin, Director

August 2, 2010

CANFIELD MEDICAL SUPPLY INC

4120 BOARDMAN CANFIELD RD #A

CANFIELD, OH 44406-9044

Ohio Medicaid Legacy Provider Number 0969582

National Provider Identifier 1801836309

ODJFS NOTICE OF CONVERSION TO A TIME-LIMITED PROVIDER AGREEMENT

Thank you for participating in the Ohio Medicaid program.  In accordance with Revised Code Section 5111.028 and Ohio Administrative Code 5101:3-1-17.4, on or before December 31, 2014, ODJFS is required to notify all applicable Medicaid providers about the conversion of their open ended agreements to time-limited agreements. This letter is to notify you that the above-referenced provider agreement on file with ODJFS has been converted from an open-ended provider agreement to a time-limited provider agreement effective the date of this letter.  In addition, according to a recent update in ORC Section 5111.028 the length of time that a provider can be enrolled under a time limited agreement has been extended to seven years. Consequently please note that this agreement expires on July 31, 2017.

You do not need to take any action or respond to this notice of conversion. This change does not affect your current "active" enrollment status. The only change being implemented is that your provider agreement with ODJFS is now time limited.  This conversion is not subject to a right of hearing in accordancewith Chapter 119 of the Revised Code. It Is Important that you retain this notice for your records and that you share this notice with the agreement holder and whoever in your office needs to be notified of this policy change.

What to expect?

According to the statute the department is required to notify you 90 days in advance of the agreement expiration date,  and ODJFS will send a re-enrollment notice to remind you when it is time to renew your provider agreement.  Included in the re enrollment notice will be instructions for you to follow in order to renew your provider agreement with ODJS. You may not renew your agreement until you receive the re-enrollment notice and the department will not accept a re-enrollment application for this agreement prior to 90 days from the expiration date listed above.

For questions, please call 1-800-686-1516, and select option 1, option 1 and option 4 for Provider Enrollment. Sincerely,

/s/ Roger W. Fouts

Roger W. Fouts

Chief

Bureau of Provider Services

30 East Broad Street

Columbus, Ohio 43215

jfs.ohio.gov

An Equal Opportunity Employer and Service Provider